UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 20, 2006

CHINA UNISTONE ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50980	20-1098541
(State or Other Jurisdiction	(Commission	(IRA Employer
of Incorporation	File Number)	Identification No.)

105 West 13th Street, Suite 7A
New York, New York	10011
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                    (646) 383-4832

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On October 20, 2006, China Unistone Acquisition Corporation (“Company”) entered into a Warrant Clarification Agreement to clarify the terms of the Warrant Agreement, dated as of November 18, 2004 (the “Warrant Agreement”) by and between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent. The Warrant Clarification Agreement clarified, consistent with the terms of the Warrant Agreement and the disclosure contained in the Company’s Prospectus, dated November 18, 2004, that if the Company is unable to deliver securities pursuant to the exercise of a warrant because a registration statement under the Securities Act of 1933, as amended, with respect to the common stock is not effective, then in no event would the Company be obligated to pay cash or other consideration to the holders of warrants or otherwise “net-cash settle” any warrant exercise.

On October 20, 2006, the Company similarly clarified the terms of the unit purchase options issued in connection with the Company’s initial public offering.

Item 9.01.  Financial Statements and Exhibits

(c)	Exhibits:

	Exhibit 4.1	Warrant Clarification Agreement, dated October 20, 2006, between the Company and Continental Stock Transfer & Trust Company.

	Exhibit 4.2	Form of Unit Purchase Option, dated as of October 20, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 20, 2006	CHINA UNISTONE ACQUISITION
CORPORATION

	By:	/s/ James Preissler
	Name:	James Preissler
	Title:	Chief Financial Officer and Secretary